Exhibit 10.1

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1.	Parties. Duane Rossmann (“Seller”) agrees to sell and convey to UGHS Dallas Hospitals, Inc. (the “Purchaser”), and Purchaser agrees to buy from Seller the property described below.

2.	Property. See Exhibit “A” annexed hereto.

3.	Contract Sales Price.

$30,000,000.00, in the form of $1,500,000.00 cash or certified funds at closing with the remainder financed by a third party. This Earnest Money Contract is subject to execution of a loan agreement between Purchaser and First National Bank. The parties contemplate that the terms of the financing would be four-and-one-quarter percent (4.25%) interest, with monthly principal and interest payments amortized on a twenty (20) year basis, with the loan maturing in ten (10) years.

4.	Earnest Money and No Letter of Intent. There is no earnest money deposit. The parties have executed no letter of intent which governs this transaction in any respect.

5.	Title and Licenses. Seller shall furnish to buyer at Closing a Bill of Sale and Transfer of the Property in fee simple, free and clear of any and all liens, encumbrances, conditions, easements, assessments, and restrictions, except that the accounts payable and outstanding debts and liabilities of Dufek Massif Hospital Corporation (the “Company”), reflected in the List of Liabilities as defined below, shall remain with Dufek Massif Hospital Corporation, with the exception of Excluded Liabilities as defined below. Seller and Purchaser shall cooperate to effectuate any necessary transfer of the hospital licenses for the South Hampton Community Hospital to Purchaser. The Seller will cooperation in any reasonable arrangement requested by the Purchaser to provide the Company with all of the benefits under such licenses, as if such licenses had been obtained at the Closing date. Seller shall, without further cost or expense to the Purchaser, duly execute, acknowledge and deliver to Purchaser such further documents and take such actions and give such other assurances as the Purchaser may reasonably request in order to effectuate the transactions contemplated hereby and to convey and vest in the Company and the Purchaser, and protect their respective right, title and interest in, the Property, including the Hospital.

6.	Property Condition. Purchaser accepts the Property as is, in its present condition. Purchaser has conducted an independent investigation and a due diligence investigation both of Dufek Massif Hospital Corporation and all of the assets and liabilities of Dufek Massif Hospital Corporation. Purchaser has determined the value of the Property as a result of its own appraisal and investigation of such value and has not relied in any manner whatsoever upon any representations, warranties, or information, which Seller, First National Bank, or any agent, representative, broker, employee, officer, director, or attorney thereof has provided.

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7.	Broker’s Fee. Each of the Seller and Purchaser warrants to the other that no broker, agent or other intermediary acted for it in connection with the transaction contemplated herein in such a manner as to give rise to any claim against the other for any brokerage fees, finder’s fees, commissions or other like payments with respect to the transaction herein contemplated and each of the parties does hereby agree to indemnify and save harmless the other from and against any such claims whatsoever.

8.	Closing. The Closing of the sale shall be no later than December 31, 2012.

9.	Possession. The possession of the Property shall be delivered to Purchaser, effective the date of Closing, in its present condition, ordinary wear and tear excepted.

10.	Sales Expenses to be Paid in Cash at or Prior to Closing.

A.	Seller’s Expenses: None.

B.	Purchaser’s Expenses: Recording costs for all recordable documents; mortgagee’s title insurance; escrow fees, if any; all other closing costs.

Purchaser and Seller shall each pay their own cost of attorney fees associated with this transaction.

11.	Taxes. General real estate taxes for the year 2011 and 2012 relating to the Property, shall be prorated as of the Closing Date and shall be adjusted in cash at the Closing Date. If the Closing Date shall occur before the tax rate is fixed for the then current year, the apportionment of taxes shall be upon the basis of the tax rate for the next preceding year applied to the latest assessed valuation.

12.	Attorneys’ Fees. If Purchaser or Seller is a prevailing party in any legal proceeding brought under or with relation to this contract or this transaction, such party shall be entitled to recover from the non-prevailing party all costs of such proceeding and reasonable attorney fees.

13.	Representations.

A.	Seller owns good and marketable title to the Property in fee simple including all right to the subsurface thereof, free and clear of liens, encumbrances, conditions, easements, assessments, or restrictions. Each parcel of land owned or leased by the Company is set forth on Exhibit C. The Company owns or leases all of the tangible personal property located at the premises of South Hampton Community Hospital.

B.	Purchaser has sufficient working capital to operate the hospital indefinitely under a reasonable plan of operation.

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C.	Attached hereto as Exhibit B is a List of Liabilities of the Company as of November 27, 2012 (the “List of Liabilities”). The List of Liabilities (1) is a true and complete in all material respects; (2) is in accordance with the books and records of the Company, and (3) presents fairly and accurately the liabilities of the Company at the date indicated.

D.	To the knowledge of the Seller, the Company has no liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) which may adversely affect the Company’s right, title, and interest in and to its properties and assets, other than with respect to the currently pending litigation included in the Excluded Assets. Seller does not know of any basis for assertion against the Company or Purchaser any claim or liability of any nature, other than those incurred in the ordinary course of business, which may adversely affect the Company’s right, title, and interest in and to its properties and assets.

14.	Agreement of the Parties. This Contract contains the entire agreement of the parties and cannot be changed except by their written agreement.

15.	Notices. Any notice required or permitted to be delivered hereunder shall be deemed received when sent by United States Mail, postage prepaid, certified mail, return receipt requested, addressed to Seller or Purchaser, as the case may be, at the address set forth opposite the signature of the party.

16.	Miscellaneous.

A.	This Earnest Money Contract is not assignable.

B.	The representations, warranties, covenants, and agreements of the parties, as well as any rights and benefits of the parties, shall survive the Closing Date and shall not be merged therein.

C.	This Contract shall be construed under and in accordance with the laws of the State of Texas, and all obligations of the parties created hereunder are performable in Hidalgo County, Texas, which is the situs of the payment of the purchase price.

D.	This Contract shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, successors, and assigns where permitted by this Contract.

E.	In case any one or more of the provisions contained in this Contract shall for any reason be held to be invalid, illegal, or unenforceable in any respect, this invalidity, illegality, or unenforeceability shall not affect any other provision hereof, and this Contract shall be construed as if the invalid, illegal, or unenforceable provision had never been contained herein.

F.	This Contract constitutes the sole and only agreement of the parties and supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter.

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G.	Time is of the essence in this Contract.

H.	Words of any gender used in this Contract shall be held and construed to include any other gender, and works in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

I.	Purchaser hereby agrees to indemnify and hold harmless Duane Rossmann, his agents, his representatives, and his attorneys from any and all claims, liabilities, actions, proceedings, damages, and fees (including, without limitation, reasonable attorney fees for the cost of defense) that arise in the future or that presently exist with respect to this Earnest Money Contract, with respect to the Property, with respect to the South Hampton Community Hospital, or that relate in any manner whatsoever to this Contract or the subject hereof. Subject to Section J below, Purchaser hereby covenants not to sue Duane Rossmann and any of his beneficiaries, his agents, his representatives, and his attorneys for any and all claims, liabilities, actions, proceedings, damages, and fees (including, without limitation, reasonable attorney fees for the cost of defense) that arise in the future or that presently exist with respect to this Earnest Money Contract, with respect to the Property, with respect to the South Hampton Community Hospital, or that relate in any manner whatsoever to this Contract or the subject hereof.

J.	Excluded Liabilities. Seller shall indemnify and hold Dufek Massif Hospital Corporation and Purchaser harmless from and against any loss or damage arising or resulting from Seller’s breach of representations under Section 13 and for Excluded Liabilities, which are hereby defined as liabilities, debts, and obligations incurred outside of the ordinary course of business and not disclosed on the List of Liabilities and pending lawsuits against Dufek Massif Hospital Corporation, if any. Any such agreement for indemnification does not constitute an admission by Seller of liability with respect to such Excluded Liabilities.

K.	Seller shall cooperate with the Purchaser by providing information and taking actions reasonably requested by Purchaser in connection with the audit of the Company’s financial statements 2011 and 2010 (and any interim periods of 2012) to be conducted following the Closing date.

L.	Arbitration. THE PARTIES FURTHER AGREE AS FOLLOWS:

(a) UPON WRITTEN NOTICE BY ANY PARTY HERETO THE OTHER, ANY AND ALL CONTROVERSIES BETWEEN THE PARTIES (WHICH SHALL INCLUDE ALL SIGNATORIES HERETO AS WELL AS INDEMNITEES HEREUNDER) SHALL BE RESOLVED BY ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ASSOCIATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION IN EFFECT AT THE TIME OF FILING, UNLESS THE COMMERCIAL ARBITRATION RULES CONFLICT WITH THIS PROVISION, AND IN SUCH EVENT THE TERMS OF THIS PROVISION SHALL CONTROL. ANY ARBITRATION HEREUNDER SHALL BE BEFORE AT LEAST THREE ARBITRATORS ASSOCIATED WITH THE AMERICAN ARBITRATION ASSOCIATION AND SELECTED IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. THE AWARD OF THE ARBITRATORS, OR A MAJORITY OF THEM, SHALL BE FINAL, AND JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT, STATE OR FEDERAL, HAVING JURISDICTION. ERRORS OF LAW SHALL BE AN ADDITIONAL GROUND FOR VACATUR OF AN AWARD RENDERED PURSUANT TO THIS PROVISION.

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(b) ARBITRABLE DISPUTES INCLUDE ANY AND ALL CONTROVERSIES OR CLAIMS BETWEEN THE PARTIES OF WHATEVER TYPE OR MANNER, INCLUDING WITHOUT LIMITATION, ANY CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY PROPOSED OR ACTUAL LOAN OR EXTENSION OF CREDIT, ALL PAST, PRESENT AND/OR FUTURE AGREEMENTS INVOLVING THE PARTIES, ANY TRANSACTIONS BETWEEN OR INVOLVING THE PARTIES, AND/OR ANY ASPECT OF ANY PAST OR PRESENT RELATIONSHIP OF THE PARTIES, WHETHER HOSPITAL, FINANCE, BANKING OR OTHERWISE, SPECIFICALLY INCLUDING ANY ALLEGED TORT COMMITTED BY ANY PARTY.

(c) DEPOSITIONS MAY BE TAKEN AND OTHER DISCOVERY OBTAINED IN ANY ARBITRATION UNDER THIS PROVISION. WITHIN THIRTY (30) DAYS OF THE DATE A RESPONSIVE PLEADING IS FILED IN AN ARBITRATION PROCEEDING HEREUNDER, ALL PARTIES SHALL SERVE ON ALL OTHER PARTIES AN INITIAL DISCLOSURE AS WOULD BE REQUIRED BY RULE 26, FEDERAL RULES OF CIVIL PROCEDURE.

(d) FOR THE PURPOSES OF THIS PROVISION, “THE PARTIES” MEANS THE PARTIES HERETO AS WELL AS ANY INDEMNITEES HEREUNDER AND EACH OF THEM, AND ALL PERSONS AND ENTITIES SIGNING THIS AGREEMENT OR ANY OTHER AGREEMENTS CONTEMPORANEOUSLY WITH AND AS PART OF THE SAME TRANSACTION WITH THIS AGREEMENT. “THE PARTIES” SHALL ALSO INCLUDE INDIVIDUAL PARTNERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND/OR REPRESENTATIVES OF ANY PARTY TO THOSE DOCUMENTS, AND SHALL INCLUDE ANY OTHER OWNER AND HOLDER OF THE LOAN DOCUMENTS.

(e) THE PARTIES SHALL HAVE THE RIGHT TO INVOKE SELF-HELP REMEDIES (SUCH AS SET-OFF, NOTIFICATION OF ACCOUNT DEBTORS, SEIZURE AND/OR FORECLOSURE OF COLLATERAL, AND NON-JUDICIAL SALE OF PERSONAL PROPERTY AND REAL PROPERTY COLLATERAL) BEFORE, DURING OR AFTER ANY ARBITRATION AND/OR PERFORMANCE, RECEIVER, INJUNCTION OR RESTRAINING ORDER, AND SEQUESTRATION) BEFORE OR AFTER ANY ARBITRATION. THE PARTIES NEED NOT AWAIT THE OUTCOME OF THE ARBITRATION BEFORE USING SELF-HELP REMEDIES. USE OF SELF-HELP OR ANCILLARY AND/OR PROVISIONAL JUDICIAL REMEDIES SHALL NOT OPERATE AS A WAIVER OF EITHER PARTY’S RIGHT TO COMPEL ARBITRATION.

(f) THE PARTIES AGREE THAT ANY ACTION REGARDING ANY CONTROVERSY BETWEEN THE PARTIES SHALL EITHER BE BROUGHT BY ARBITRATION, AS DESCRIBED HEREIN, OR BY JUDICIAL PROCEEDINGS, BUT SHALL NOT BE PURSUED SIMULTANEOUSLY IN DIFFERENT OR ALTERNATIVE FORUMS. A TIMELY WRITTEN NOTICE OF INTENT TO ARBITRATE PURSUANT TO THIS AGREEMENT STAYS AND/OR ABATES ANY AND ALL ACTION IN A TRIAL COURT, SAVE AND EXCEPT A HEARING ON A MOTION TO COMPEL ARBITRATION AND/OR THE ENTRY OF AN ORDER COMPELLING ARBITRATION AND STAYING AND/OR ABATING THE LITIGATION PENDING THE FILING OF THE FINAL AWARD OF THE ARBITRATORS.

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(g) ANY AGGRIEVED PARTY SHALL SERVE A WRITTEN NOTICE OF INTENT TO ARBITRATE TO ANY AND ALL OPPOSING PARTIES WITHIN 360 DAYS AFTER DISPUTE HAS ARISEN. A DISPUTE IS DEFINED TO HAVE ARISEN ONLY UPON RECEIPT OF SERVICE OF JUDICIAL PROCESS OR OF A COMPLAINT IN ARBITRATION. FAILURE TO SERVE A WRITTEN NOTICE OF INTENT TO ARBITRATE WITHIN THE TIME SPECIFIED ABOVE SHALL BE DEEMED A WAIVER OF THE AGGRIEVED PARTY’S RIGHT TO COMPEL ARBITRATION OF SUCH CLAIM. THE ISSUE OF WAIVER PURSUANT TO THIS AGREEMENT IS AN ARBITRABLE DISPUTE.

(h) ACTIVE PARTICIPATION IN PENDING LITIGATION DURING THE 360 DAY NOTICE PERIOD, WHETHER AS PLAINTIFF OR DEFENDANT, IS NOT A WAIVER OF THE RIGHT TO COMPEL ARBITRATION. ALL DISCOVERY OBTAINED IN THE PENDING LITIGATION MAY BE USED IN ANY SUBSEQUENT ARBITRATION PROCEEDING.

(I) THE PARTIES FURTHER AGREE THAT (I) NO ARBITRATION PROCEEDING SHALL BE CERTIFIED AS A CLASS ACTION OR PROCEED AS A CLASS ACTION, AND (ii) NO ARBITRATION PROCEEDING HEREUNDER SHALL BE CONSOLIDATED WITH, OR JOINED IN ANY WAY WITH, ANY OTHER ARBITRATION PROCEEDING.

(j) ANY ARBITRATOR SELECTED SHALL BE KNOWLEDGEABLE IN THE SUBJECT MATTER OF THE DISPUTE. EACH OF THE PARTIES SHALL PAY AN EQUAL SHARE OF THE ARBITRATION COSTS, FEES, EXPENSES, AND OF THE ARBITRATORS’ FEES, COSTS, AND EXPENSES. THE FAILURE OF ANY PARTY TO PAY AN EQUAL SHARE OF THE ARBITRATION COSTS, FEES, EXPENSES, AND OF THE ARBITRATORS’ FEES IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION AND AT THE TIME ESTABLISHED BY THE AMERICAN ARBITRATION ASSOCIATION SHALL CONSTITUTE A DEFAULT, SHALL PREVENT SUCH PARTY FROM CONTESTING ANY CLAIMS OR DEFENSES MADE AGAINST IT, HIM, OR HER, AND SHALL CONSTITUTE SUFFICIENT GROUNDS FOR THE RENDERING OF A DEFAULT ARBITRATION AWARD AGAINST IT, HIM, OR HER.

(k) ALL STATUTES OF LIMITATIONS WHICH WOULD OTHERWISE BE APPLICABLE SHALL APPLY TO ANY ARBITRATION PROCEEDING HEREUNDER AND THE COMMENCEMENT OF ANY ARBITRATION PROCEEDING TOLLS SUCH LIMITATIONS.

(l) IN ANY ARBITRATION PROCEEDING SUBJECT TO THIS PROVISION, THE ARBITRATORS, OR MAJORITY OF THEM, ARE SPECIFICALLY EMPOWERED TO DECIDE (BY DOCUMENTS ONLY, OR WITH A HEARING, AT THE ARBITRATORS’ SOLE DISCRETION) PRE-HEARING MOTIONS WHICH ARE SUBSTANTIALLY SIMILAR TO PRE-HEARING MOTIONS TO DISMISS AND MOTIONS FOR SUMMARY ADJUDICATION.

(m) THIS ARBITRATION PROVISION SHALL SURVIVE ANY TERMINATION, AMENDMENT, OR EXPIRATION OF THE AGREEMENT IN WHICH THIS PROVISION IS CONTAINED, UNLESS ALL OF THE PARTIES OTHERWISE EXPRESSLY AGREE IN WRITING.

(n) THE PARTIES ACKNOWLEDGE THAT THIS AGREEMENT EVIDENCES A TRANSACTION INVOLVING INTERSTATE COMMERCE IN THAT THE FUNDS WHICH MAY BE ADVANCED OR COMMITTED UNDER THIS AGREEMENT ARE DERIVED FROM INTERSTATE AND/OR INTERNATIONAL FINANCIAL MARKETS. THE FEDERAL ARBITRATION ACT SHALL GOVERN THE INTERPRETATION, ENFORCEMENT, AND PROCEEDINGS PURSUANT TO THE ARBITRATION CLAUSE OF THIS AGREEMENT.

(o) THE ARBITRATORS, OR A MAJORITY OF THEM, SHALL AWARD ATTORNEY’S FEES AND COSTS TO THE PREVAILING PARTY PURSUANT TO THE TERMS OF THIS AGREEMENT.

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(p) VENUE OF ANY ARBITRATION PROCEEDING HEREUNDER SHALL BE IN HARRIS COUNTY, TEXAS.

Dated this November day of 29th, 2012.

Purchaser                                                                       Seller:

UGHS Dallas Hospitals, Inc.

/s/ Duane Rossmann
By:	/s/ Hassan Chahadeh	Duane Rossmann
Hassan Chahadeh Chief Executive Officer

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Table of Exhibits

Exhibit A: Property

Exhibit B: List of Liabilities

Exhibit C: Description of Real Estate

The Registrant agrees to furnish supplementally a copy of any of the foregoing exhibits to the Securities and Exchange Commission upon request.